Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES UPCOMING INVESTOR CONFERENCE SCHEDULE

Columbus, Ohio, May 26, 2021. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced that on June 1, 2021, Michael Miller, Chief Financial Officer, and Jeffrey Hire, President of External Affairs, are scheduled to attend the virtual KeyBanc Industrials & Basic Materials Conference.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 190 branch locations.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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